Exhibit 10.5

EXECUTION VERSION

REINSTATEMENT AGREEMENT

THIS REINSTATEMENT AGREEMENT, dated as of June 26, 2020 (this “Agreement”), by and among MFA Financial, Inc. and its undersigned affiliates, jointly and severally (each, a “Seller Entity” and, collectively, the “Companies”), and the buyer parties listed on Schedule 1 hereto (collectively, the “Participating Counterparties”), recites and provides as follows:

RECITALS

A.                The Companies are party to various repurchase agreements, including any amendments thereto, and other related agreements with the Participating Counterparties, as well as certain other agreements with the Participating Counterparties, including those set forth on Schedule 2 (such agreements, collectively, the “Applicable Agreements”).

B.                 The Companies are party to that certain Forbearance Agreement, dated as of April 10, 2020 (the “First Forbearance Agreement”), with certain buyer parties listed on Schedule 1 thereto (the “First Forbearance Counterparties”), and the forbearance period under the First Forbearance Agreement ended on April 27, 2020.

C.                 The Companies are party to that certain Second Forbearance Agreement, dated as of April 27, 2020 (the “Second Forbearance Agreement”), with certain buyer parties listed on Schedule 1 thereto, and the forbearance period under the Second Forbearance Agreement ended on June 1, 2020 (the forbearance period from April 28, 2020, through June 1, 2020, is referred to herein as the “Second Forbearance Period”).

D.                 The Companies are party to that certain Third Forbearance Agreement, dated as of June 1, 2020 (the “Third Forbearance Agreement” and, together with the First Forbearance Agreement and the Second Forbearance Agreement, the “Forbearance Agreements”), with certain buyer parties listed on Schedule 1 thereto, and the forbearance period under the Third Forbearance Agreement is scheduled to end on June 26, 2020 (the forbearance period from June 1, 2020, through the date hereof is referred to herein as the “Third Forbearance Period”).

E.                  The Companies acknowledge and agree that on or prior to the date on which (a) this Agreement has been executed by the Companies and the Participating Counterparties and (b) the matters set forth on Schedule 3 have occurred (the “Effective Date”), various defaults and/or events of default existed under the terms of one or more of the Applicable Agreements and the Other Agreements with Participating Counterparties, including without limitation, on account of (i) the failure by one or more Seller Entities to make certain payments to the applicable Participating Counterparties under the Applicable Agreements related to margin calls, requests for payments, other payment provisions, financial covenants, or termination provisions, (ii) the failure by one or more Seller Entities to deliver certain notices or certificates to Participating Counterparties, (iii) cross-default provisions under the Applicable Agreements, and/or (iv) the breach of certain representations, warranties and covenants arising out of or related to the circumstances described in clauses (i) – (iii) (collectively, the “Effective Date Events of Default”).

F.                  The Companies have requested that the Participating Counterparties waive any and all rights and remedies under the Applicable Agreements and under applicable law and in equity relating to any and all of the Effective Date Events of Default.

G.                 The Participating Counterparties have agreed to waive their respective rights and remedies with respect to the Effective Date Events of Default on the terms and subject to the conditions set forth in this Agreement.

H.                 Certain capitalized terms in this Agreement are defined in Section 20.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises, mutual covenants, releases, and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Effective Date Events of Default. Effective as of the Effective Date, each Participating Counterparty hereby irrevocably, absolutely, and permanently waives the Effective Date Events of Default arising under the Applicable Agreements and the Other Agreements to which such Participating Counterparty is a party and any and all rights and remedies of such Participating Counterparty arising as a result of such Effective Date Events of Default.

2.                  Reinstatement. As of the Effective Date, the Third Forbearance Agreement is hereby terminated and each Participating Counterparty hereby reinstates each of its Applicable Agreements and Other Agreements on its individual terms except as overridden by Section 3 hereof.

3.                  Override. Each of the Participating Counterparties and each of the Companies hereby agree that, as of the Effective Date,

(i)	the occurrence of any Event of Default in any Applicable Agreement or any Other Agreement entered into by a Participating Counterparty or its affiliates and any Seller Entity or Affiliate shall constitute an Event of Default under all Applicable Agreements and Other Agreements between such Participating Counterparty and its affiliates, on the one hand, and all Seller Entities and Affiliates, on the other hand; provided, however, for the avoidance of doubt, that the cross-default provisions set forth in this Section 3(i) are in addition to and do not supersede any cross-default provisions in any Applicable Agreement or Other Agreement;

(ii)	to the extent not specifically authorized in any Applicable Agreement or any Other Agreement, all Applicable Agreements and Other Agreements are hereby overridden to provide that any Participating Counterparty or affiliate party thereto, without prior notice to any Seller Entity or its Affiliates, any such notice being expressly waived by the applicable Seller Entity or its Affiliates to the extent permitted by applicable law, may set-off and appropriate and apply against any obligation of any Seller Entity or its Affiliates to such Participating Counterparty or any of its affiliates arising under any such Applicable Agreement or Other Agreement any and all cash, collateral, and deposits (general or special, time or demand, provisional or final), in any currency (including, without limitation, any amounts held in prime brokerage accounts), and any other obligations (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from such Participating Counterparty or any affiliate thereof to or for the credit or the account of any Seller Entity or Affiliates thereof, but only to the extent the obligations under such Applicable Agreement or Other Agreement are recourse obligations to MFA Financial, Inc. or such Affiliates. Such Participating Counterparty and its affiliates agree to promptly notify the applicable Seller Entity or Affiliates thereof after any such set-off and application made by such Participating Counterparty or any affiliate thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. For the avoidance of doubt, the set-off provisions set forth in this Section 3(ii) are in addition to and do not supersede any set-off provisions in any Applicable Agreement or Other Agreement; and

(iii)	to the extent one or more Seller Entities were required by an Applicable Agreement to deliver notices or certificates to a Participating Counterparty prior to the Effective Date or such delivery requirement was triggered by the occurrence of an event occurring on or prior to the Effective Date, such requirement is hereby waived.

4.                  Release of Security Interest and Direction to Collateral Agent. Each of the Participating Counterparties hereby (i) terminates and releases any security interest in or lien on the Designated Assets (as defined in the First Forbearance Agreement) that it has; (ii) waives and releases any and all rights it has related to Designated Assets or otherwise arising under the Security and Collateral Agency Agreement (other than contingent indemnification rights set forth in Section 6.6 thereof); and (iii) agrees that the Security and Collateral Agency Agreement is hereby terminated and shall be of no further force and effect, subject to the terms thereof that expressly survive such termination and as set forth in the last sentence of this paragraph. The Companies are hereby authorized to file termination statements with respect to all financing statements filed under the Uniform Commercial Code or other applicable law on behalf of the Collateral Agent with respect to the liens granted under the Security and Collateral Agency Agreement. Pursuant to Section 5.2 of the Security and Collateral Agency Agreement, each of the Participating Counterparties hereby directs the Collateral Agent to make, execute, endorse, acknowledge, and/or deliver such agreements, documents, instruments and further assurances and take such other actions as may be reasonably necessary or advisable to terminate the Security and Collateral Agency Agreement, all Deposit Account Control Agreements entered into under Section 7.3 of the Security and Collateral Agency Agreement, and to terminate, modify, or revoke all servicer side letters delivered under the Security and Collateral Agency Agreement. For the avoidance of doubt, the foregoing release shall have no effect on collateral and/or security interests granted under Applicable Agreements or Other Agreements. Pursuant to Section 5.2 of the Security and Collateral Agency Agreement, the Participating Counterparties hereby certify to the Collateral Agent that, as of the date hereof, and as confirmed by MFA Financial, Inc., they collectively represent the Majority Participating Counterparties (as defined in the Security and Collateral Agency Agreement). The Participating Counterparties agree that all action taken by the Collateral Agent in connection with this “Authorization and Direction” is covered by the fee and indemnification provisions set forth in the Security and Collateral Agency Agreement and that Wilmington Trust, National Association shall be fully indemnified by the Participating Counterparties in connection with action taken pursuant to this Authorization and Direction, except to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct.

5.                  Interest Rate. As of the Effective Date, notwithstanding any term in any Applicable Agreement, Other Agreement, or any of the Forbearance Agreements to the contrary, the rate of interest or the pricing rate, as applicable, that shall accrue on any and all obligations of any Seller Entity owed to each Participating Counterparty under such Applicable Agreement or Other Agreement shall be the non-default rate of interest or pricing rate, as applicable, specified in such Applicable Agreement or Other Agreement (including as amended in connection herewith or from time to time hereafter).

6.                  Application of Cash Margin. Within three (3) business days following the Effective Date, each Participating Counterparty shall apply all cash margin held in connection with transactions under an Applicable Agreement to the accrued and unpaid interest and outstanding principal owed under such Applicable Agreement.

7.                  Repo Tracker. Within three (3) business days after the receipt of a notice from a Seller Entity, which notices may be delivered from time to time, the applicable Participating Counterparty shall take actions within such Participating Counterparty’s control to have the DTC repo tracker turned “on” with respect to assets subject to the Applicable Agreements identified in such notice.

8.                  Payment Covenants by the Companies. The Companies hereby covenant that:

(a)	within three (3) business days after receipt of an invoice therefor following the Effective Date, the Companies shall pay the reasonable fees and out-of-pocket expenses of counsel and other professional advisors to each counsel and professional advisor for the Participating Counterparties and the Collateral Agent incurred on or prior to the Effective Date; and

(b)	within five (5) business days following the Effective Date, the Companies shall make a payment to each Participating Counterparty in the amount of all accrued and unpaid interest, if any, accrued at the Contractual Rate (as defined in the Second Forbearance Agreement and the Third Forbearance Agreement) in excess of the Common Rate (as defined in the Second Forbearance Agreement and the Third Forbearance Agreement) during the Second Forbearance Period and the Third Forbearance Period.

9.                  Representations and Warranties by All Parties. Each of the parties hereto hereby represents and warrants that each of the following statements is true, accurate and complete as to such party as of the date hereof:

(a)	Such party has carefully read and fully understood all of the terms and conditions of this Agreement;

(b)	Such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;

(c)	Such party has had a full and fair opportunity to participate in the drafting of this Agreement;

(d)	Such party is freely, voluntarily, knowingly, and intelligently entering into this Agreement;

(e)	In entering into this Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein or in its respective Applicable Agreement;

(f)	This Agreement has been duly authorized and validly executed and delivered by such party and constitutes such party’s legal, valid and binding obligation, enforceable in accordance with its terms;

(g)	Such party is executing this Agreement and agreeing to be bound on account of all Applicable Agreements to which it is a party; and

(h)	Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the full power and legal authority to execute this Agreement, consummate the transactions contemplated hereby, and perform its obligations hereunder.

10.              Releases. Upon execution of this Agreement by each of the Companies and each of the Participating Counterparties, the Companies, on behalf of themselves and their successors or assigns (collectively, the “Releasing Parties”), release, waive and forever discharge (and further agree not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever whether at law, in equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of transactions under the Applicable Agreements, Other Agreements and Forbearance Agreements (including any acts or omissions in respect of margin calls, close-outs, related valuations, and notice requirements), including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Applicable Agreements, Other Agreements or Forbearance Agreements, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation, (viii) any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent, or (ix) any claims arising from any actual or alleged decline in the value of any assets under Applicable Agreements or Other Agreements prior to the Effective Date), which any of the Releasing Parties might otherwise have or may have against the Participating Counterparties, their present or former subsidiaries and affiliates or any of the officers directors, employees, attorneys or other representatives or agents of any of the foregoing (collectively, the “Releasees”), in each case, on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Effective Date relating to the Applicable Agreements, the Other Agreements, this Agreement and/or the transactions contemplated thereby or hereby (any of the foregoing, a “Claim”). Each of the Releasing Parties expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this paragraph. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this paragraph. The foregoing release, covenant and waivers of this paragraph shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the termination of the Applicable Agreements, the Other Agreements, this Agreement or any provision thereof.

11.              No Waiver of Rights or Remedies. The Participating Counterparties and the Companies agree that except as expressly set forth herein, nothing in this Agreement or the performance by the parties of their respective obligations hereunder constitutes or shall be deemed to constitute a waiver of any of the parties’ rights or remedies under the terms of such Applicable Agreement or applicable law, all of which are hereby reserved, including without limitation, (i) any rights that the Participating Counterparties may have to charge interest at a post-default rate under the terms of such Applicable Agreement based on any defaults, events of default, or termination events based on facts or circumstances arising after the Effective Date, and (ii) any rights or remedies in connection with any bankruptcy proceedings in respect of a Seller Entity (to which this Agreement shall not apply). Except as expressly set forth in this Agreement, this Agreement is not intended to be, and shall not be deemed or construed to be, an amendment, supplement, modification, cure, satisfaction, reinstatement, novation, or release of the Applicable Agreements or any indebtedness incurred thereunder or evidenced thereby. This Agreement is limited in nature and nothing herein shall be deemed to establish a custom or course of dealing between any Participating Counterparty and any Seller Entity. Except as expressly set forth in this Agreement, this Agreement shall not extinguish the obligations for the payment of money outstanding under any Applicable Agreement or discharge or release any collateral or other security therefor.

12.              Safe Harbor. Each of the parties hereto intends (i) for this Agreement to qualify for the safe harbor treatment provided by the Bankruptcy Code and for each of the Participating Counterparties to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code, a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and that all payments and other transfers made under or pursuant to this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 741 of the Bankruptcy Code and (ii) that each Participating Counterparty (for so long as such Participating Counterparty is a “financial institution,” “financial participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as such Participating Counterparty to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code. The parties hereto further acknowledge and agree that if any Participating Counterparty is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to this Agreement would render such definition inapplicable). The parties hereto further acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as a party is not a “financial institution” as that term is defined in FDICIA). The parties agree that the terms of Section 1 and Section 2 and the related defined terms of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org), are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” each party that is a Covered Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Covered Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Covered Entity. For purposes of the foregoing sentence “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

13.              Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)	This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state’s law (other than Section 5-1401 of the New York General Obligations Law).

(b)	EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND APPELLATE COURTS FROM EITHER OF THEM AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

(c)	EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

14.              Entire Agreement. This Agreement, together with all Applicable Agreements to which the parties are bound, the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance Agreement, and the Security Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings relating to any Effective Date Events of Default.

15.              Modifications. No part or provision of this Agreement may be changed, modified, waived, discharged or terminated except by mutual written agreement of all of the parties hereto; provided, however, that modifications or amendments to the provisions of Sections 3, 5, and 7 of this Agreement may be further amended by the parties to and in accordance with the terms of, each Applicable Agreement.

16.              Defined Terms. The definitions set forth in this Agreement are for convenience only and shall have no bearing on the characterization of any agreement or qualification of any agreement for the protections afforded in 11 U.S.C. §§ 362, 546, 553, 555-561.

17.              Successors and Assigns. This Agreement shall inure to the benefit of and bind each of the parties and their respective successors and assigns.

18.              Headings. The headings used in this Agreement are for convenience only and will not be deemed to limit, amplify or modify, the terms of this Agreement.

19.              Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction may include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

20.              Certain Definitions.

(a)	“Affiliate” shall mean any subsidiary of MFA Financial, Inc., but only to the extent of the ownership interests of MFA Financial, Inc. directly or indirectly in such subsidiary.

(b)	“Collateral Agent” shall mean Wilmington Trust, National Association, as collateral agent for the Participating Counterparties, or such other collateral agent as agreed by the Companies and the Participating Counterparties.

(c)	“Other Agreements” shall mean repurchase agreements and other agreements among a Seller Entity or its Affiliates on the one hand and a Participating Counterparty or an affiliate thereof on the other hand, which such parties have hitherto entered into, or may enter into, from time to time, that is other than an Applicable Agreement, and are recourse obligations to MFA Financial, Inc. or its Affiliates.

(d)	“Security and Collateral Agency Agreement” shall mean that certain Security and Collateral Agency Agreement dated as of April 10, 2020, among the Companies, Wilmington Trust, National Association, as collateral agent for the First Forbearance Counterparties, and the First Forbearance Counterparties.

(e)	“Security Documents” shall mean the Security and Collateral Agency Agreement, and any custodial, account or other agreements perfecting the liens granted in the Security and Collateral Agency Agreement, each in form and substance satisfactory to the First Forbearance Counterparties.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

SELLER ENTITIES:

Signature Page to MFA Reinstatement Agreement

MFA Securitization Holdings LLC,
as a Seller Entity

By:	/s/ Bryan Wulfsohn
Name: Bryan Wulfsohn
Title: Vice President

MFResidential Assets I, LLC, as a Seller
Entity

By:	/s/ Lori Samuels
Name: Lori Samuels
Title: Senior Vice President

MFA Securities Holdings LLC, as a
Seller Entity

By:	/s/ Bryan Wulfsohn
Name: Bryan Wulfsohn
Title: Vice President

MFA Kittiwake Investments Ltd., as a
Seller Entity

By:	/s/ Bryan Wulfsohn
Name: Bryan Wulfsohn
Title: Vice President

MFRA Trust 2014-1
MFRA Trust 2014-2
MFRA Trust 2015-1
MFRA Trust 2016-1
MFRA Trust 2019-1
MFRA Trust 2019-2, each as a Seller Entity

By: MFResidential Assets I, LLC,
as Administrator

By:	/s/ Lori Samuels
Name: Lori Samuels
Title: Senior Vice President

DIPLOMAT PROPERTY HOLDINGS CORP.,
as a Debtor

By:	/s/ Bryan Wulfsohn

Name:	Bryan Wulfsohn

Title:	Vice President

16

CLEEK INVESTMENT HOLDINGS LLC,
as a Debtor

By:	/s/ Bryan Wulfsohn

Name:	Bryan Wulfsohn

Title:	Vice President

17

BEAUMONT SECURITIES HOLDINGS, LLC,
as a Debtor

By:	/s/ Lori Samuels

Name:	Lori Samuels

Title:	Senior Vice President

18

DEEPWOOD RESIDENTIAL ASSETS, LLC,
as a Seller Entity

By:	/s/ Bryan Wulfsohn

Name:	Bryan Wulfsohn

Title:	Vice President

19

DIPLOMAT PROPERTY MANAGER, LLC,
as a Seller Entity

By:	/s/ Bryan Wulfsohn

Name:	Bryan Wulfsohn

Title:	Vice President

20

SPARTAN PROPERTY MANAGER, LLC,
as a Seller Entity

By:	/s/ Bryan Wulfsohn

Name:	Bryan Wulfsohn

Title:	Vice President

21

MFA FINANCIAL, INC.,
as a Seller Entity and Guarantor

By:	/s/ Lori Samuels

Name:	Lori Samuels

Title:	Senior Vice President

22

PARTICIPATING COUNTERPARTIES:

23

ALPINE SECURITIZATION LTD, as a
Participating Counterparty, by CREDIT SUISSE
AG, NEW YORK BRANCH as Attorney-in-Fact

By:	/s/ Patrick Duggan

Name:	Patrick Duggan

Title:	Vice President

By:	/s/ Kevin Quinn

Name:	Kevin Quinn

Title:	Vice President

24

Bank of America, N.A., as a Participating
Counterparty

By:	/s/ Michael J. Berg

Name:	Michael J. Berg

Title:	Director

25

BOFA SECURITIES, INC., as a Participating
Counterparty

By:	/s/ Michael J. Berg

Name:	Michael J. Berg

Title:	Director

26

Barclays Bank PLC, as a Participating
Counterparty

By:	/s/ Robert Silverman

Name:	Robert Silverman

Title:	Managing Director

27

Barclays Capital Inc., as a Participating
Counterparty

By:	/s/ Robert Silverman

Name:	Robert Silverman

Title:	Managing Director

28

credit suisse ag, cayman islands
branch, as a Participating Counterparty

By:	/s/ Elie Chau

Name:	Elie Chau

Title:	Vice President

By:	/s/ Ernest Calabrese

Name:	Ernest Calabrese

Title:	Authorized Signatory

29

Goldman Sachs Bank USA, as a
Participating Counterparty

By:	/s/ Rajiv Kamilla

Name:	Rajiv Kamilla

Title:	Authorized Signatory

30

Goldman Sachs Lending Partners
LLC, as a Participating Counterparty

By:	/s/ Rajiv Kamilla

Name:	Rajiv Kamilla

Title:	Authorized Signatory

31

Goldman, Sachs & Co., as a Participating
Counterparty

By:	/s/ Rajiv Kamilla

Name:	Rajiv Kamilla

Title:	Authorized Signatory

32

Wells Fargo Bank, N.A., as a Participating
Counterparty

By:	/s/ Chris Allbright

Name: Chris Allbright

Title: Assistant Vice President

33

Wells Fargo Securities, LLC, as a
Participating Counterparty

By:	/s/ Romona Lingerfelt

Name:	Romona Lingerfelt

Title:	Authorized Signatory

34